Exhibit 99.1

TEEKAY TANKERS LTD. 4TH FLOOR, BELVEDERE BUILDING 69 PITTS BAY ROAD HAMILTON, HM 08 BERMUDA

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on TBD, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time on TBD, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes
Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.		For	Against	Abstain

1.	To approve an amendment to the Amended and Restated Articles of Incorporation of Teekay Tankers Ltd. to increase the number of authorized shares of Class A Common Stock from 200,000,000 to 400,000,000, with a corresponding increase in the number of authorized shares of capital stock from 400,000,000 to 600,000,000 (the “Charter Amendment Proposal”).	☐	☐	☐

2.	To approve the adjournment of the Teekay Tankers Special Meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Charter Amendment Proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

TEEKAY TANKERS LTD. This Proxy is Solicited by the Board of Directors Special Meeting of Shareholders TBD, 2017

The shareholder(s) hereby appoint(s) Edith Robinson, Vincent Lok and Arthur Bensler, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Teekay Tankers Ltd. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at TBD Pacific Daylight Time on TBD, 2017 at TBD, and any adjournment or postponement thereof. In accordance with their discretion, the proxies are also authorized to vote upon such other matters and issues as may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

  Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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